Exhibit 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS SECOND QUARTER 2013 RESULTS
Revenues up 15 percent, net income up 27 percent; Company raises full year earnings guidance range

SAINT LOUIS (August 1, 2013) – Perficient, Inc. (NASDAQ: PRFT) ("Perficient"), a leading information technology consulting firm serving Global 2000® and other large enterprise customers throughout North America, today reported its financial results for the quarter ended June 30, 2013.

Financial Highlights

For the quarter ended June 30, 2013:
·	Revenues increased 15% to $94.2 million from $81.8 million for the second quarter 2012;
·	Services revenue increased 11% to $80.4 million from $72.7 million for the second quarter 2012;
·
Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased to $0.28 from $0.24 for the second quarter 2012;

·	Earnings per share results on a fully diluted basis increased to $0.14 from $0.12 for the second quarter 2012;
·	EBITDAS (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased to $14.5 million from $12.5 million for the second quarter 2012;
·	Net income increased 27% to $4.6 million compared to $3.6 million for the second quarter 2012; and
·	Repurchased 775,000 shares of its common stock at a cost of $9.5 million.

"Perficient is executing well on key performance metrics as we head into the second half of 2013," said Jeffrey Davis, chief executive officer and president. "The world's leading enterprises are increasingly recognizing our unique capacity to deliver a wide array of business-driven technology solutions by combining industry expertise with deep technical skills across multiple platforms."

"Average bill rates reached an all-time high in the second quarter," said Paul Martin, chief financial officer. "Opportunity remains to continue to gradually improve rates and manage utilization to drive services margins higher and realize increasing profitability."

Other Highlights
Among other recent achievements, Perficient:

·
Was named Microsoft's 2013 US Partner of the Year, taking top honor among all partners in the United States for demonstrating excellence in innovation and implementation of Microsoft technologies. In addition, Perficient was selected as Microsoft's Healthcare Provider Partner of the Year, Microsoft's Central Region Cloud Partner of the Year, East Region NSI Partner of the Year and the Northeast District Cloud Partner of the Year.

·
Completed two acquisitions in the month of May, which broadened Perficient's portfolio and expanded the company's presence in key markets. Most recently, Perficient acquired San Francisco-based Clear Task, Inc., an $8 million annual services revenue consulting firm focused entirely on the salesforce.com product suite. Perficient also acquired TriTek Solutions, Inc., a $19 million annual IBM- focused enterprise content management and business process management consulting firm.

·	Expanded its share repurchase program increasing the total authorization to $90 million from the previous total of $70 million. The stock repurchase program runs through Dec. 31, 2014;

·	Increased the size of its credit facility from $50m to $75m, reducing interest rates and extending the term to July 2017;

·
Added new customer relationships and follow-up projects with leading companies including:  Canon USA, Carters, CDW, CH2M Hill, Marathon Oil, Stryker, Texas Children's Health Plan, Vitamin Shoppe and WireCo WorldGroup; and

·
Was named a Top Workplace by both the St. Louis Post-Dispatch and Minneapolis Star Tribune. Perficient was honored for its entrepreneurial spirit, expertise with cutting-edge technologies,  and strong reputation in the technology consulting industry.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. See "Safe Harbor Statement" below.

Perficient expects its third quarter 2013 services and software revenue, including reimbursed expenses, to be in the range of $91.8 million to $98.3 million, comprised of $86.8 million to $91.3 million of revenue from services including reimbursed expenses and $5.0 million to $7.0 million of revenue from sales of software. The midpoint of third quarter 2013 services revenue guidance represents growth of 12% over third quarter 2012 services revenue.

The company is reaffirming its full year 2013 revenue guidance range of $362 million to $382 million and raising 2013 Adjusted GAAP earnings per share guidance to a range of $1.03 to $1.09 from the previously provided range of $0.98-$1.08.

Conference Call Details
Perficient will host a conference call regarding second quarter 2013 financial results today at 10 a.m. Eastern.

WHAT: Perficient Reports Second Quarter 2013 Results
WHEN: Thursday, August 1, 2013, at 10 a.m. Eastern
CONFERENCE CALL NUMBERS: 866-318-8614 (U.S. and Canada) 617-399-5133 (International)
PARTICIPANT PASSCODE: 67126414
REPLAY TIMES: Thursday, August 1, 2013, at 12 p.m. Eastern, through Thursday, August 8, 2013
REPLAY NUMBER: 888-286-8010 (U.S. and Canada) 617-801-6888 (International)
REPLAY PASSCODE: 25656774

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and enterprise customers throughout North America. Perficient's professionals serve clients from a network of offices across North America and three offshore locations, in Eastern Europe, India, and China. Perficient helps clients use Internet-based technologies to improve productivity and competitiveness, strengthen relationships with customers, suppliers and partners, and reduce information technology costs. Perficient, traded on the Nasdaq Global Select Market, is a member of the Russell 2000® index and the S&P SmallCap 600 index. Perficient is an award-winning "Premier Level" IBM business partner, a Microsoft National Systems Integrator and Gold Certified Partner, an Oracle Platinum Partner, a Gold salesforce.com Cloud Alliance Partner, a TeamTIBCO partner, and an EMC Select Services Team Partner. For more information, please visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2013.  Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The "forward-looking" information is based on management's current intent, belief, expectations, estimates, and projections regarding our company and our industry.  You should be aware that those statements only reflect our predictions.  Actual events or results may differ substantially.  Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2012 and the following:

(1)	the possibility that our actual results do not meet the projections and guidance contained in this news release;
(2)	the impact of the general economy and economic uncertainty on our business;
(3)	risks associated with the operation of our business generally, including:
a.	client demand for our services and solutions;
b.	maintaining a balance of our supply of skills and resources with client demand;
c.	effectively competing in a highly competitive market;
d.	protecting our clients' and our data and information;
e.	risks from international operations;
f.	obtaining favorable pricing to reflect services provided;
g.	adapting to changes in technologies and offerings; and
h.	risk of loss of one or more significant software vendors;
(4)	legal liabilities, including intellectual property protection and infringement;
(5)	risks associated with managing growth through acquisitions and organically; and
(6)	the risks detailed from time to time in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.  This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

About Non-GAAP Financial Information
This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), please see the section entitled "About Non-GAAP Financial Measures" and the accompanying tables entitled "Reconciliation of GAAP to Non-GAAP Measures."

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenues
Services	$80,414	$72,678	$153,981	$138,845
Software and hardware	9,705	5,058	17,549	9,672
Reimbursable expenses	4,048	4,060	7,572	7,977
Total revenues	94,167	81,796	179,102	156,494

Cost of revenues
Project personnel costs	49,408	44,982	96,262	87,681
Software and hardware costs	8,336	4,403	15,552	8,253
Reimbursable expenses	4,048	4,060	7,572	7,977
Other project related expenses	1,022	1,035	2,022	1,961
Stock compensation	755	559	1,582	1,218
Total cost of revenues	63,569	55,039	122,990	107,090

Gross margin	30,598	26,757	56,112	49,404

Selling, general and administrative	16,836	14,866	32,901	28,084
Stock compensation	2,015	1,693	3,821	3,267
	11,747	10,198	19,390	18,053

Depreciation	719	515	1,402	978
Amortization	2,018	1,841	3,795	3,406
Acquisition costs	1,439	1,121	1,414	1,822
Adjustment to fair value of contingent consideration	33	167	33	338
Income from operations	7,538	6,554	12,746	11,509

Net interest expense	(53)	(25)	(58)	(38)
Net other (expense) income	(83)	(2)	(37)	44
Income before income taxes	7,402	6,527	12,651	11,515
Provision for income taxes	2,840	2,924	3,966	4,926
Net income	$4,562	$3,603	$8,685	$6,589

Basic net income per share	$0.15	$0.12	$0.29	$0.23
Diluted net income per share	$0.14	$0.12	$0.27	$0.22

Shares used in computing basic net income per share	30,428	29,242	30,360	28,899
Shares used in computing diluted net income per share	31,768	30,815	31,634	30,430

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	June 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$4,678	$5,813
Accounts receivable, net	85,922	69,662
Prepaid expenses	2,071	1,649
Other current assets	3,747	3,717
Total current assets	96,418	80,841
Property and equipment, net	8,650	4,398
Goodwill	175,173	160,936
Intangible assets, net	22,387	17,350
Other non-current assets	3,373	3,669
Total assets	$306,001	$267,194

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,291	$7,959
Other current liabilities	26,382	20,605
Total current liabilities	37,673	28,564
Long-term debt	20,300	2,800
Other non-current liabilities	4,658	1,417
Total liabilities	62,631	32,781

Stockholders' equity:
Common stock	40	39
Additional paid-in capital	287,701	276,201
Accumulated other comprehensive loss	(360)	(306)
Treasury stock	(74,145)	(62,970)
Retained earnings	30,134	21,449
Total stockholders' equity	243,370	234,413
Total liabilities and stockholders' equity	$306,001	$267,194

About Non-GAAP Financial Measures
Perficient provides non-GAAP financial measures for EBITDAS (earnings before interest, income taxes, depreciation, amortization, and stock compensation), adjusted net income, and adjusted net income per share data as supplemental information regarding Perficient's business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient's past financial performance and future results. Perficient's management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient's business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation.  Management excludes stock-based compensation related to employee stock options and restricted stock awards, the amortization of intangible assets, acquisition costs, adjustments to the fair value of contingent consideration, and income tax effects of the foregoing, when making operational decisions.
Perficient believes that providing the non-GAAP financial measures to its investors is useful because it allows investors to evaluate Perficient's performance using the same methodology and information used by Perficient's management. Specifically, adjusted net income is used by management primarily to review business performance and determine performance-based incentive compensation for executives and other employees.  Management uses EBITDAS to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP financial measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of EBITDAS, adjusted net income, and adjusted net income per share. In addition, some items that are excluded from adjusted net income and adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP financial measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient's business performance in the way that management does. Perficient's definition may be different from similar non-GAAP financial measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Intangible Assets
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating EBITDAS, adjusted net income, and adjusted net income per share. Perficient believes that eliminating this expense from its non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient's acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to acquisitions which are expensed in its GAAP financial statements.  Management excludes these items for the purposes of calculating EBITDAS, adjusted net income, and adjusted net income per share.  Perficient believes that excluding these expenses from its non-GAAP financial measures is useful to investors because these are expenses associated with each transaction, and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustments to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled.  Any changes in fair value are recognized in earnings.  Management excludes these items for the purposes of calculating adjusted net income and adjusted net income per share.  Perficient believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisitions, and are inconsistent in amount and frequency from period to period.

Stock-Based Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation.  Perficient excludes this item for the purposes of calculating EBITDAS, adjusted net income, and adjusted net income per share because it is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods.  Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation are widely used by analysts and investors.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
GAAP Net Income	$4,562	$3,603	$8,685	$6,589
Additions:
Provision for income taxes	2,840	2,924	3,966	4,926
Amortization	2,018	1,841	3,795	3,406
Acquisition costs	1,439	1,121	1,414	1,822
Adjustment to fair value of contingent consideration	33	167	33	338
Stock compensation	2,770	2,252	5,403	4,485
Adjusted Net Income Before Tax	13,662	11,908	23,296	21,566
Adjusted income tax (1)	4,905	4,656	7,651	8,454
Adjusted Net Income	$8,757	$7,252	$15,645	$13,112

GAAP Net Income Per Share (diluted)	$0.14	$0.12	$0.27	$0.22
Adjusted Net Income Per Share (diluted)	$0.28	$0.24	$0.50	$0.43
Shares used in computing GAAP and Adjusted Net Income Per Share (diluted)	31,768	30,815	31,634	30,430

(1) The estimated adjusted effective tax rate of 35.9% and 39.1% for the three months ended June 30, 2013 and 2012, respectively, and 32.8% and 39.2% for the six months ended June 30, 2013 and 2012, has been used to calculate the provision for income taxes for non-GAAP purposes.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
GAAP Net Income	$4,562	$3,603	$8,685	$6,589
Additions:
Provision for income taxes	2,840	2,924	3,966	4,926
Net interest expense	53	25	58	38
Net other expense (income)	83	2	37	(44)
Depreciation	719	515	1,402	978
Amortization	2,018	1,841	3,795	3,406
Acquisition costs	1,439	1,121	1,414	1,822
Adjustment to fair value of contingent consideration	33	167	33	338
Stock compensation	2,770	2,252	5,403	4,485
EBITDAS (1)	$14,517	$12,450	$24,793	$22,538

(1) EBITDAS is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDAS measures presented may not be comparable to similarly titled measures presented by other companies.